UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2012, Altisource Portfolio Solutions S.A. (the “Company”) announced that the Company appointed Michelle D. Esterman (“Ms. Esterman”) as Chief Financial Officer effective March 12, 2012.

Ms. Esterman and the Company have also entered into an employment agreement dated March 13, 2012 (the “ Employment Agreement”). The Employment Agreement will be effective upon receipt of Ms. Esterman’s Luxembourg Work Permit and Authorization of Residence. Pursuant to the terms of the Employment Agreement, Ms. Esterman will receive, among other things, (i) a base salary of $276,000 and (ii) an opportunity to receive a bonus of $184,000 at the target bonus performance level.

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to such Employment Agreement which is filed herewith as Exhibit 10.1.

Upon commencement of employment, Ms. Esterman also received 58,500 stock options to purchase the Company’s common stock with an exercise price of $63.43. The stock option grant is a combination of service-based and market-based options which vest consistent with other Company grants as described in the Company’s Form 10-K for the year-ended December 31, 2011, as filed on February 16, 2012

Item 9.01 Financial Statements and Exhibits

The following are filed herewith as exhibits:

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement dated March 13, 2012 between Altisource Solutions S.à r.l. and Michelle D. Esterman.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer and General Counsel

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